As filed with the Securities and Exchange Commission on March 21, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPY Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0580186
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of Principal Executive Offices)

Amended and Restated 2004 Stock Incentive Plan

(Full title of the plan)

Michael Marckx

President and Chief Executive Officer

SPY Inc.

2070 Las Palmas Drive

Carlsbad, California 92011

(Name and address of agent for service)

(760) 804-8420

(Telephone number, including area code, of agent for service)

Copies to:

John J. Hentrich, Esq.

Adam Shipley, Esq.

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California 92130-2006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share: To be issued under the 2004 Stock Incentive Plan	700,000	$1.65 (2)	$1,155,000 (2)	$132.36

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low sales price on the OTC Bulletin Board on March 19, 2012.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This registration statement registers 700,000 additional shares of SPY Inc.’s (the “Company,” “we,” “us” or “our”) common stock that may be issued pursuant to SPY Inc.’s 2004 Stock Incentive Plan (as amended and restated, the “Plan”), commencing January 1, 2012.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-121223) filed by us with the Securities and Exchange Commission (“SEC”) on December 14, 2004 are incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Our Annual Report on Form 10-K filed on March 20, 2012 is hereby incorporated by reference into this registration statement.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this registration statement.

Item 8.	Exhibits

See the index to exhibits following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on this 21st day of March, 2012.

SPY Inc.

By: /s/ Michael D. Angel
Name: Michael D. Angel
Title: Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

We, the undersigned directors and/or officers of SPY Inc., hereby severally constitute and appoint Michael Marckx, President and Chief Executive Officer, and Michael D. Angel, Chief Financial Officer, Treasurer and Secretary, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to such registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of the registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Michael Marckx Michael Marckx	President and Chief Executive Officer (Principal Executive Officer)	March 21, 2012

/s/ Michael D. Angel Michael D. Angel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Treasurer and Secretary	March 21, 2012

/s/ Seth W. Hamot Seth W. Hamot	Chairman of the Board of Directors	March 21, 2012

/s/ Gregory R. Andrews Gregory R. Andrews	Director	March 21, 2012

/s/ Harry Casari Harry Casari	Director	March 21, 2012

/s/ Fir Geenen Fir Geenen	Director	March 21, 2012

/s/ David R. Mitchell David R. Mitchell	Director	March 21, 2012

/s/ Carol Montgomery Carol Montgomery	Director	March 21, 2012

/s/ John Pound John Pound	Director	March 21, 2012

/s/ Stephen Roseman Stephen Roseman	Director	March 21, 2012

/s/ Greg Theiss Greg Theiss	Director	March 21, 2012

INDEX TO EXHIBITS

Exhibit No.	Document Description	Incorporation by Reference

4.1	Restated Certificate of Incorporation	Incorporated by reference to the Company’s Form 10-Q filed November 16, 2009.

4.2	Amended and Restated Bylaws	Incorporated by reference to the Company’s Form 10-Q filed August 13, 2009.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith.

23.1	Consent of Mayer Hoffman McCann P.C.	Filed herewith.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP	Contained in the opinion of counsel filed as Exhibit 5.1 to this registration statement.

24.1	Power of Attorney	Set forth on the signature page of this registration statement.

99.1	2004 Stock Incentive Plan (as amended and restated on September 13, 2011)	Incorporated by reference to the Company’s Form 10-Q filed on November 14, 2011.

99.2	Form of Restricted Share Agreement (for use under the 2004 Stock Incentive Plan as amended and restated on September 13, 2011)	Incorporated by reference to the Company’s Form 10-K filed on March 20, 2012.

99.3	Form of Stock Option Agreement (for use under the 2004 Stock Incentive Plan as amended and restated on September 13, 2011)	Incorporated by reference to the Company’s Form 10-K filed on March 20, 2012.

99.4	Form of Stock Appreciation Rights Agreement (for use under the 2004 Stock Incentive Plan as amended and restated on September 13, 2011)	Incorporated by reference to the Company’s Form 10-K filed on March 20, 2012.

99.5	Form of Stock Unit Agreement (for use under the 2004 Stock Incentive Plan as amended and restated on September 13, 2011)	Incorporated by reference to the Company’s Form 10-K filed on March 20, 2012.